Exhibit 10.13
REINSURANCE AGREEMENT

referred to as the “Agreement”

BETWEEN

UNIVERSAL GUARANTY LIFE INSURANCE COMPANY

OF

SPRINGFIELD, ILLINOIS

#5882-1

referred to in this Agreement as the “Company”

AND

LIFE REASSURANCE CORPORATION OF AMERICA

OF

STAMFORD, CONNECTICUT

referred to in this Agreement as “Life Re”

Effective:  December 1, 1993

TABLE OF CONTENTS

ARTICLE I	AUTOMATIC REINSURANCE…………………………………........................................................................………	1
1.	Insurance…………………………………………………………...........................................................................…………	1
2.	Coverages…………………………………………………………...........................................................................………...	2
3.	Jumbo Risk………………………………………………………............................................................................………….	2
4.	Waiver of Disability Acceptance and Participation Limits……....................................................................…………....	3

ARTICLE II	FACULTATIVE REINSURANCE………………………………........................................................................….……	3

ARTICLE III	LIABILITY………………………………………………………….....................................................................….…..	3
1.	Automatic Reinsurance Liability………………………………….......................................................................…………	3
2.	Facultative Reinsurance Liability…………………………………........................................................................………..	4

ARTICLE IV	AMOUNT OF INSURANCE…………………………………......................................................................……….….	4
1.	Amounts…………………………………………………………..........................................................................………….	4
2.	Minimum Amounts…………………………………………….........................................................................……………	5
3.	Reductions and Terminations………………………………......................................................................……………….	5
4.	Reinstatements…………………………………………………........................................................................……………	6

ARTICLE V	PROCEDURES FOR REINSURANCE……………………......................................................................……………..	6
1.	Monthly Reports……………………………………………….......................................................................……………..	6
2.	Facultative Reinsurance……………………………………….......................................................................……………..	7
3.	Quarterly Reports……………………………………………........................................................................………………	8

ARTICLE VI	PREMIUMS………………………………………………...................................................................………………..	8
1.	Life Insurance………………………………………………….........................................................................…………….	8
2.	Disability Benefits…………………………………………........................................................................………………..	8
3.	Preliminary Term Insurance………………………………......................................................................…………………	9
4.	Premium Taxes……………………………………………........................................................................…………………	9
5.	Payments…………………………………………………........................................................................………………….	9
6.	Nonpayment of Reinsurance Premiums……………….....................................................................…………………….	9
7.	Misstatements…………………………………………….......................................................................………………….	10

ARTICLE VII	CLAIMS…………………………………………………………….…................................................................…….	10
1.	Notice………………………………………………………………….......................................................................………	10
2.	Company’s Decision……………………………………………….....................................................................…….……	10
3.	Contested Claims…………………………………………………......................................................................…………..	11
4.	Misstatements……………………………………………….....................................................................………...………	11
5.	Payment…………………………………………………….......................................................................…………………	12
6.	Extra-Contractual Damages……………………………….....................................................................………………….	12
7.	Disability Waiver of Premium Insurance………………....................................................................……………………	12

ARTICLE VIII	INSOLVENCY……………………………………………..................................................................………………..	13

ARTICLE IX	ARBITRATION………………………………………….................................................................………………….	14

ARTICLE X	GENERAL PROVISIONS……………………………...................................................................……………………	15
1.	Policy Forms and Rates……………………………………….......................................................................………….…..	15
2.	Reinsurance Conditions…………………………………….......................................................................………………..	15
3.	Expenses……………………………………………………..........................................................................……………….	16
4.	Errors and Omissions…………………………………….......................................................................…………………..	16
5.	Offset…………………………………………………….........................................................................…………………...	16
6.	Inspection……………………………………………........................................................................………………………	16

ARTICLE XI	RECAPTURE………………………………………...................................................................………………………	17

ARTICLE XII	DURATION OF AGREEMENT…………………….......................................................................………………..…..	17

ARTICLE XIII	EXECUTION………………………………………...................................................................………………………	18

Schedule A	Retention and Reinsurance Limits
Schedule B	Reinsurance Statement and Bulk Reporting Forms
Schedule C	Premiums

The Company and Life Re mutually agree to reinsure on the terms and conditions set forth below.  This Agreement is solely between the Company and Life Re, and performance of the obligations of each party under this Agreement will be rendered solely to the other party.  In no instance will anyone other than the Company or Life Re have any rights under this Agreement.

The policies and riders set forth in Schedule A that are reinsured under this Agreement are hereinafter referred to collectively as “Reinsured Policies” and individually as a “Reinsured Policy”.

ARTICLE I
AUTOMATIC REINSURANCE

1.	Insurance

The Company will cede and Life Re will accept reinsurance under the policies and riders written by the Company on citizens of the United States or Canada domiciled in the United States or Canada at the time of policy issue under the plans shown in Part III of Schedule A.  When the Company retains its maximum limit of retention, as shown in Part I of Schedule A, the Company will cede and Life Re will accept automatically reinsurance in amounts not exceeding the amounts per life in Part II of Schedule A of this Agreement.  Where the Company has more than one Agreement with Life Re, the total amount per life automatically ceded to Life Re, under all Agreements combined, will not exceed the automatic binding limits available to the Company under the Agreement with the highest binding authority.  Life Re will accept automatic reinsurance when (a) the Company already has for its own account its maximum limit of retention on the life and for this reason alone is not retaining any portion of the insurance applied for on a current application, and (b) in the Company’s opinion there has been no adverse change in the insurance status of the risk since the Company’s last acceptance for its own retention.  A risk as defined in the following categories is not eligible for reinsurance under this paragraph:

(a)	A jumbo risk as defined in paragraph 3 below.
(b)	A risk which has been sent to Life Re or any other reinsurer for facultative underwriting consideration.

2.	Coverages

The coverages or risks reinsured under Article I, 1. is life insurance and waiver of disability benefits to the extent of limits specified in Schedule A.

3.	Jumbo Risk

A jumbo risk is one where the papers of the Company, including all papers that are part of the current application, indicate that the person to be insured has or will have total insurance in force in all companies greater than:

Life
All Ages	$5,000,000

4.	Waiver of Disability Acceptance and Participation Limits

Life Re’s maximum acceptance limit for waiver of disability benefits is $2,000,000 per life, and the maximum participation limit for such benefits is $3,000,000 per life.

5.	Regular Limits of Retention

The Company may modify its regular limits or retention, detailed in Schedule A, by giving thirty days’ written notice to Life Re.  The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual Agreement.

ARTICLE II
FACULTATIVE REINSURANCE
Whether reinsurance is available as Automatic Reinsurance under Article I or not, the Company may submit, for consideration by Life Re, a request for any amount of reinsurance of the coverages in Article I, 2. that the Company may require.

ARTICLE III
LIABILITY
1.	Automatic Reinsurance Liability

The liability of Life Re on any policy reinsured on an automatic basis under this Agreement begins and ends at the same time as that of the Company.

2.	Facultative Reinsurance Liability

The liability of Life Re on any policy reinsured on a facultative basis under this Agreement begins and ends at the same time as that of the Company, provided that:

(a)	Life Re has given the Company an unconditional approval on the application for reinsurance, and
(b)	the Company has notified Life Re of its acceptance of such offer in writing within ninety (90) days.

ARTICLE IV
AMOUNT OF INSURANCE
1.	Amounts

Life insurance and waiver of disability benefits under this Agreement will be on the Yearly Renewable Term plan for the amount at risk under the policy reinsured.  For the purpose of this Agreement, the amount as risk will be calculated in the following manner:

R = D – X
Where:	D = Death Benefit
X = The Ceding Company’s Retention

2.	Minimum Amounts

If the amount to be reinsured with Life Re and the Company’s other excess reinsurers under a policy is less than $25,000, the Company will retain all of the liability for such policy.  If the amount to be reinsured with Life Re land the Company’s other excess reinsurers meets or exceeds $25,000 on any policy, such amount will be reinsured pursuant to this Agreement and the Company’s agreements with its other excess reinsurers.

3.	Reductions and Terminations

Reinsurance amounts are calculated in terms of coverages on a “per policy” basis.  If any of the Company’s policies or riders on an insured are reduced or terminated, the reinsurance under this Agreement will be reduced by the corresponding amount.  The reduction will not be applied to force the Company to reassume more than its regular retention limit at the time of the reduction for the age of issue, mortality rating and form of  the policy or policies for which reinsurance is being terminated.  The reduction first will be applied to reinsurance, if any, on the particular policy reduced.  If the reduction exceeds the amount of reinsurance on that policy, the reduction will then be applied to reinsurance on other policies on the insured in the order in which the policies were effected, the first  effected will be the first terminated or reduced.  If reinsurance has been ceded to more than one reinsurer, the reduction in Life Re’s reinsurance will be in proportion to the reduction in the total.  After the proportion has been determined, the rules above will be used.

4.	Reinstatements

(a)
Automatic Reinsurance
A Reinsured Policy originally ceded under this Agreement on an automatic basis, that is reduced, terminated or lapsed, and later reinstated by the Company pursuant to policy provisions will be accepted for reinsurance by Life Re up to such amount as would be in force if such Reinsured Policy had not been reduced, terminated or lapsed.  The Company will pay to Life Re, Life Re’s Share of any premiums and interest that the Company has received for reinstatement.

(b)
Facultative Reinsurance
A Reinsured Policy originally ceded under this Agreement on a facultative basis, that was reduced, terminated, or lapsed, will require approval by Life Re prior to reinstatement of such a policy, if the Company has retained less than 50% of the risk.  Upon such approval, reinsurance for the policy will be for the amount that would be in force had the policy not been reduced, terminated, or lapsed.

ARTICLE V
PROCEDURES FOR REINSURANCE
1.	Monthly Reports

Within ten (10) calendar days following the end of each calendar month, the Company will forward to Life Re a report as shown in Part I of Schedule B.  Along with the report, the Company will remit a check to Life Re for the balance indicated plus interest for the number of days since the middle of the preceding month, as if all transactions had occurred in the middle of the month.  If a balance is due the Company, it will be remitted promptly by Life Re, plus interest for the number of days since the middle of the preceding month, as if all transactions had occurred in the middle of the month.  Interest will accrue on such payments at an annual rate equal to 7%.

2.	Facultative Reinsurance

When a Company requests facultative reinsurance, the application will be made by submitting Life Re Form 2068, Bulk Preliminary Notification, shown in Part II of Schedule B (or a mutually agreeable form).  The Company will send to Life Re any and all information it has about the risk, including specifically, but not limited to, copies of the application, medical examiners’ reports, attending physicians’ statements, inspection reports, and other reports and other papers bearing on the insurability of the risk.  Upon receipt of the application, Life Re will analyze the risk promptly and as soon as possible notify the Company of its decision and its classification of the risk.  If the Company elects to use Life Re for facultative reinsurance and after the Company’s policy has been paid for and delivered, the Company will activate the facultative cession on the Company’s reinsurance system, within 120 days of Life Re’s decision to accept the case.  When the preceding facultative procedures have been satisfied Article V, paragraphs 2 and 4, apply to Facultative as well as Automatic Reinsurance.  A facultative indicator must be present on the monthly reinsurance transaction and inforce reports.

3.	Quarterly Reports

Within thirty (30) calendar days following the end of each calendar quarter, the Company will forward to Life Re a detailed reserve and inforce run.

ARTICLE VI
PREMIUMS
1.	Life Insurance

Premiums per $1,000 for life insurance rated standard and substandard are given in Schedule C.  The premiums per $1,000 are applied to the amount of life reinsurance as outlined in Article IV.  A policy fee, when applicable, is charged in each year in addition to the premium based on the amount of life insurance.  Life Re anticipates that these premiums will be continued indefinitely for all business ceded under this Agreement.  For  the purpose of satisfying requirements for deficiency reserves imposed by various state insurance departments, Life Re will guaranty for renewal the greater of the premiums provided in this Agreement or premiums based on the 1980 CSO Table at 2.5% interest.  When the Company charges a flat extra premium, whether alone or in addition to a premium based on a multiple table, the Company will pay this premium on the reinsurance amount in addition to the standard or multiple table premium for the rating and plan of reinsurance.

2.	Disability Benefits

Premiums for waiver of disability benefits will be paid at the same rate as the Company charges for the benefit on which reinsurance in Life Re is based.

3.	Preliminary Term Insurance

If the Company issued a policy with preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to Life Re at the same rate the Company charges for the policies on which reinsurance in Life Re is based less commissions at the percentage paid by the Company.

This rule applies to all benefits under the preliminary term insurance.  For the first policy year after the preliminary term period, the premiums for all benefits will be computed at first year.

4.	Premium Taxes

The Company and Life Re agree that Life Re will not reimburse the Company for state premiums taxes on reinsurance premiums received from the Company.

5.	Payments

Premiums are payable annually in advance.  If reinsurance is reduced, terminated, increased or reinstated during the year, pro-rata adjustment will be made by Life Re and the Company on all premium items except policy fees.

6.	Nonpayment of Reinsurance Premiums

Except as provided in Article X, 5., the payment of reinsurance premiums is a condition precedent to the liability of Life Re under Reinsured Policies.  In the event of nonpayment of reinsurance premiums as provided in this Article, Life Re will have the right to terminate the reinsurance under all Reinsured Policies having reinsurance premiums in arrears.

7.	Misstatements

If the insured’s age or sex was misstated and the amount of insurance on the Company’s policies is adjusted, the Company and Life Re will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies.  Premiums will be recalculated for the correct age or sex and amounts according to the proportion as above and adjusted without interest.  If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium adjusted for the future to the amount that would have been correct at issue.

ARTICLE VII
CLAIMS
1.	Notice

The Ceding Company shall give Life Re prompt notice of any claim.  Copies of the proofs obtained by the Ceding Company together with a statement showing the amount due or paid on such claim by the Ceding Company shall be furnished to Life Re at the time payment is requested.
2.	Company’s Decision

Life Re shall accept the decision of the Ceding Company in settling the claim and shall pay its portion to the Ceding Company upon receipt of proof that the Ceding Company has paid the claimant.  It is agreed, however, that if a lesser amount at risk is retained by the Ceding Company than the amount ceded to Life Re, the Ceding Company shall consult with Life Re concerning its investigation and/or payment of the claim, although the final decision shall be that of the Ceding Company.

3.	Contested Claims

The Ceding Company shall notify Life Re of its intention to contest, compromise, or litigate a claim involving reinsurance, and Life Re shall pay its share or the payment and specific claim expenses therein involved, unless it declines to be a party to the contest, compromise, or litigation in which case it shall pay the full amount of the reinsurance to the Ceding Company.  “Claim expenses” shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of claims.  “Claim expenses” shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the Ceding Company admits are payable or any routine claim administrative expenses, Home Office or otherwise.

4.	Misstatements

In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, Life Re shall share in the increase or reduction in the proportion that the net liability of Life Re bore to the sum of the retained net liability of the Ceding Company and the net liability of other reinsurers immediately prior to such increase or reduction.  The reinsurance with Life Re shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex.  The adjustment for the difference in premiums shall be made without interest.

5.	Payment

It is understood and agreed that the payment of a death claim by Life Re shall be made in one sum regardless of the mode of settlement under the policy of the Ceding Company.

6.	Extra-Contractual Damages

In no event shall Life Re have any liability for any Extra-Contractual damages which are assessed against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company or its agents, other than a good faith decision to deny claim liability, in connection with insurance reinsured under this Agreement.  It is recognized that there may be special circumstances involved which indicate that Life Re should participate in certain assessed damages.  These circumstances are not amenable to advance specific definition, but could include those situations in which Life Re was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages.  The extent of such participation will be determined on a good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment will generally be in the proportion of net liability borne by each party.

7.	Disability Waiver or Premium Insurance

If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the Ceding Company shall continue to pay reinsurance premiums to Life Re.  Life Re shall reimburse the Ceding Company Life Re’s share of the annual liability.

ARTICLE VIII
INSOLVENCY
All reinsurance under this Agreement will be paid by Life Re directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company.  In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings.  While the claim is pending, Life Re may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated , any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.  The expense incurred by Life Re will be charged, subject to court approval, against the Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by Life Re.  Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement as if the expense had been incurred by the Company.

ARTICLE IX
ARBITRATION
Life Re and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation.  Accordingly, Life Re and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by them within sixty calendar days (or such longer period as the parties may agree) after commencing such negotiations, Life Re and the Company agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the rules of the American Arbitration Association.

The arbitration hearing will be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company.  Life Re and the Company will each appoint one arbitrator by written notification to the other party within thirty calendar days after the date of the mailing of the notification initiating the arbitration.  These two arbitrators will then select the third arbitrator within sixty calendar days after the date of the mailing of the notification initiating arbitration.

If either Life Re or the Company fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association or of its successor organization or (if necessary) the president of any similar organization designated by lot of Life Re and the Company within thirty calendar days after the request will appoint the necessary arbitrators.

The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators; provided, however, that if no two arbitrators reach the same decision, then the average of the two closest mathematical determinations will constitute the decision of all three arbitrators.  The place of arbitration will be Stamford, Connecticut.  Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable, and (at the request of either of Life Re or the Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction.  No such award or judgment will bear interest.  Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (b) one-half of the fees and expenses charged by each arbitrator.

ARTICLE X
GENERAL PROVISIONS
1.	Policy Forms and Rates

The Company will furnish Life Re with a copy of its application forms, policy and rider forms, premium and non-forfeiture value manuals, reserve tables and any other forms or tables needed for proper handling of reinsurance under this Agreement.  It will advise Life Re promptly of any changes or new forms it may adopt from time to time.

2.	Reinsurance Conditions

The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which the reinsurance is based.

3.	Expenses

The Company will bear the expense of all medical examinations, inspection fees, and other charges in connection with the original policy.

4.	Errors and Omissions

If either the Company or Life Re fails to perform an obligation under this Agreement, and such failure is the result of an Error on the part of the Company or Life Re, such Error will be corrected by restoring both the Company and Life Re to the positions they would have occupied had no such Error occurred.  For this purpose, “Error” shall mean any clerical mistake made inadvertently, excluding errors of judgement and all other forms of error.  For business reported but not covered under the provisions of this Agreement, Life Re shall be obligated only for the return of premium paid.

5.	Offset

Any amount which either the Company or Life Re is contractually obligated to pay to the other party may be paid out of any amount which is due and unpaid under this Agreement or under any other agreement heretofore and hereafter entered into between the Company and Life Re.  The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

6.	Inspection

At any reasonable time, Life Re may inspect the original papers and any and all books or documents at the Home Office of the Company relating to or affecting reinsurance under this Agreement.

ARTICLE XI
RECAPTURE
After the Reinsured Policies have been in force for ten (10) years, the Company may recapture all, but not less than all, of the Reinsured Policies under this Agreement.  If the Company elects to recapture, it will notify Life Re in writing at least ninety (90) days before it begins recapturing all Reinsured Policies.  At the next anniversary (or tenth anniversary, if later) of each Reinsured Policy, the reinsurance under this Agreement will be terminated as to that Reinsured Policy.

ARTICLE XII
DURATION OF AGREEMENT
This Agreement will be effective on and after the effective date stated in Article XIII.  It is unlimited in duration but may be amended by mutual consent of the Company and Life Re.  It may be terminated as to new reinsurance by either party giving ninety (90) days’ written notice to the other.  Termination as to new reinsurance does not affect existing reinsurance.  That reinsurance will remain in force until termination of the Company’s policy or policies on which the reinsurance is based in accordance with the terms of this Agreement.

ARTICLE XIII
EXECUTION
In witness of the above, this Agreement is signed in duplicate at  the dates and places indicated with an effective date of December 1, 1993.

UNIVERSAL GUARANTY LIFE INSURANCE COMPANY
Date:	11/15/93	By:	/s/ James JE. Melville
		Name:	James E. Melville
		Title:	President

LIFE REASSURANCE CORPORATION OF AMERICA

Date:	October 1, 1993	By:	/s/ Stephen D. Poth
		Name:	Stephen JD. Poth
		Title:	Senior Vice President

SCHEDULE A

Agreement Number 5882-1

Part I – RETENTION LIMITS OF UNIVERSAL GUARANTY LIFE INSURANCE COMPANY

A.	LIFE
The Company’s retention:
Life Insurance – All Ratings

Ages 0 – 65 65 and Over	Retention $100,000 60,000

B.	WAIVER
Same as Life

Part II – AUTOMATIC BINDING LIMITS (through age 70)

A.	LIFE
Life Re’s share is 50% of 10 times the Company’s retention to a maximum of $1,000,000; of which the maximum share to Life Re is $500,000.

B.	WAIVER
Same as Life

Part III – PLANS COVERED

The preceding schedules refer to insured lives and riders under the following plans:

BASE POLICY FORMS

1200A	Funder 1200 10 Year Premium Whole Life Policy
1203	Non Renewable 10 Year Term Base Plan
L-185 (U.G.)	Interest Sensitive Whole Life Insurance Policy
L-396 (U.G.)	5 Year R&C Term Policy
L193A	Small Whole Life Policy
REG-TERM (U.G.)	“Term Guard Plus” Term Life Insurance
U159385A	Universal Life Century 2000
UC-120	Universal Life Century Series (USL 100-400)
UC-150	Interest Sensitive Life contracts (ISL 100-300)
UL90A (U.G.)	Universal Life UL90A

RIDERS & SUPPLEMENTAL BENEFITS

R-902 (U.G.)	Annual Renewable Level Term (UL90A)
R-904 (U.G.)	Cov Ins Annual Renewable Level Term Rdr (UL90A)
R1201	Non Renewable 10 Year Term Rider for Funder 1200
R904UG93	Covered Insured ART Rider (UL Age Last)
US-125	Annual Renewable Level Term Rider (USL)
US-131	Annual Renewable Level Term Rider (ISL)

SCHEDULE B - PART I
Life Re Agreement Number 5882-1
LIFE REASSUSRANCE CORPORATION OF AMERICA
SELF ADMINISTERED/BILK REINSURANCE SUMMARY REPORTING FORM

Ceding Company	Reinsurer
Treaty/Account #	Period Experience is for
Coin ___ YRT ___ Mod Co ___ Other _____	Interest Sensistive:	Yes ____	No ____

Reinsurance premium Mode:	Monthly __	Quarterly __	Annual __	In Advance __	In Arrears __
Reinsurance Reporting Mode:	Monthly __	Quarterly __	Annual __
Contact	Date		Phone

SECTION I - ACCOUNTING
	*** Premiums ***		*** Allowances ***		Other Benefit	Total
	First Year	Renewal Year	First Year	Renewal Year
Life
ADB
Waiver of Premium
Other
TOTAL
SECTION II – RESERVE INFORMATION					Amount of check
Amount of Rein (000)	Issue Year	Reserves Reinsured
Life	ADB	Life	ADB	Waiver	Subst’d	Deficiency

SECTION III – POLICY EXHIBIT INFORMATION
	Current Perod		Year to Date
	No of Amt of * Policies Rein (000)		No. of Amt of * Policies Rein (000)
A. Inforce Beg, of Period		A
1. New Business Auto		1. Auto
Fac		Fac
2. Conversions/Replacements-On		2.
3. Reinstatements		3.
4. Other Increases		4.
5. Not Taken		5.
a) Total Inc (1+2+3+4-5)		a.
6. Death		6.
7. Conversions/Replacements-Off		7.
8. Lapses		8.
9. Surrenders		9.
10. Expiry		10.
11. Recapture		11.
12.Other Decreases		12.
b) Total Dec (6+7+8+9+10+11+12)		b.
B. Inforce End of Period (A+a-b)		B.
*Specified Reinsurers’s Share of Liability			Form #TA1(4/91)

SCHEDULE B – PART I

Agreement Number 5882-1

SELF-ADMINISTERED REINSURANCE

POLICY TRANSACTION DETAIL REPORT

A.	The policy detail report should be broken down into the following categories:

1 – New Business
2 – First Year Other Than New Business*
3 - Renewals
4 – Terminations – (First year/Renewal split optional, subtotals by termination type optional).
5 – Changes - (First year/Renewal split optional, subtotals by change type optional).

*If premium mode other than annual.

Subtotals should be provided by plan code for each of the above categories.  Where smokers and non-smokers are not assigned separate plan codes, subtotals for the above should be further broken down to provide totals by smoking habit.

Automatic and facultative business should be shown separately for each of the five categories above.

If more than one currency is involved per treaty, provide separate reports by currency.

If there is any qualified pension business ceded, please provide separate reporting.

B.	Field Descriptions

1.	Insured Information
	Name	Full name (Last, first, middle) for insured
	DOB	Full date of birth (MM/DD/YY) for insured
	Sex	M/F
	S/N	Smoker habit. Up to three spaces should be allotted for this field to accommodate codes relevant to the treaty reported. Suggested codes are:
	S	Smoker
	N	Nonsmoker
	A	Aggregate (or composite)
	PN	Preferred nonsmoker
	PS	Preferred smoker
	Age	Actual age at issue
	ST	State of residence

2	Policy Information
	Policy No.	Ceding Company’s policy number.
Policies should be listed in numerical order.

	Plan	Ceding Company’s plan code.

	DOI	Full policy date (MM/DD/YY). This is the date from which renewal processing will be driven.

	DRN	Duration from original policy date (i.e., where attained scale rates apply to policy conversions or replacements).

	A/F	Automatic/Facultative indicator. Business ceded on a fac/ob basis can be indicated by an “0” in this field.

	Rating	Indicate table if substandard. 100% for standard issues.

	Flat	Flat extra amount per thousand.

	Yrs	Duration of flat extra (number of years).

OPT
For Universal Life plans only, indicate death benefit Option 1 or 2.  Under Option 1, the level death benefit option, the amount at risk decreases as the cash value accumulates.  Option 2 produces an increasing death benefit, equivalent to the specified amount plus the accumulated cash value.  The Reinsured Net Amount at Risk remains level under this option.

	COV	L – Basic Coverage
WP – Waiver of Premium
ADB – Accidental Death Benefit

	DIRECT FACE	Full face amount of the coverage at issue.

	REINS. FACE	Initial amount ceded.

	REINS. AAR	Current reinsured amount at risk.

	Chg. Amt.	Any change to the reinsurance amount at risk since previous report should be illustrated here.

	Chg. Dt.	Effective date of policy changes. Applies to termination and change reports, may be blank for new business and renewals.

	TR	Transaction type (see list in Part C below).

	Base Prem.	Gross premium due for each coverage (excluding substandard premium amounts).

	SStd. Prem.	Gross substandard premium, i.e., multiple and/or flat extra premiums, if applicable.

	Base Allow.	Allowance (commission) due on base premium amount.

	SStd. Allow.	Allowance (commission) due on substandard premium amount.

	Net	Net amount due per coverage.

C.	Transaction Types

Suggested alpha codes for each of the various transaction types are:

	1.	NB	New Business

	2.	FO	First year other than New Business

	3.	RL	Renewal

	4.	Terminations

		LP	Lapse
		NT	Not Taken
		SR	Surrender
		EX	Expiry
		DH	Death
		RC	Recapture

	5.	Changes

		RS	Reinstatement
		IC	Increase
		DC	Decrease
		CA	Conversions on
		CO	Conversions off
		RA	Internal Replacements on
		RO	Internal Replacements off
		ET	ETI
		RP	Reduced paid Up
		MS	Misc. (e.g. names changes, benefit additions)